Exhibit 10.2
[WON Letterhead]
February 25, 2008
To: Norman J. Pattiz
Re: Voting Agreement
Dear Mr. Pattiz:
In connection with that certain Voting Agreement, dated as of the date hereof (the “Voting Agreement”), by and among Gores Radio Holdings, LLC (together with its designees that are Affiliates of The Gores Group, LLC, the “Purchaser”) and each of the Stockholders signatory thereto, Westwood One, Inc., a Delaware corporation (the “Company”), hereby agrees as follows:
1. Company Agreement to Indemnify. The Company shall indemnify and hold you harmless, solely in your capacity as a Stockholder, if you become a party to or witness or other participant in, or are threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that you reasonably believe might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter, a “Claim”) against any and all reasonable expenses (including reasonable attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim (collectively, “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, reasonably incurred by you by reason of (or arising out of) the fact that you are or were a party to the Voting Agreement, except that the Company shall have no indemnification obligation for any Expenses incurred by you in to the extent it shall be finally determined by a court or arbitral tribunal that such Expenses resulted primarily from your bad faith, gross negligence or willful misconduct.
2. Contribution. If the indemnification provided for in Section 1 above for any reason is held by a court of competent jurisdiction to be unavailable to you in respect of any Expenses, then the Company, in lieu of indemnifying you hereunder shall contribute to the amount of such Expenses paid or payable by you as a result of any Claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you with respect to such Claims as well as any other relevant equitable considerations. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 2 were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence.

3. Procedures.
(a) Reimbursement of Expenses. All reasonable out-of-pocket costs and expenses incurred by you in connection with any Claim shall be reimbursed by the Company as incurred; provided, however to the extent that it shall be finally determined by a court or arbitral tribunal that such costs and expenses resulted primarily from your bad faith, gross negligence or willful misconduct, you will promptly repay the Company such costs and expenses.
(b) Notice of Claim. You shall give the Company notice in writing in accordance with Section 5 of this Agreement as soon as reasonably practicable of any Claim made against you for which indemnification will or could be sought under this Agreement, provided, that the failure to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company has been materially prejudiced thereby.
(c) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel approved by you (which approval shall not be unreasonably withheld) upon the delivery to you of written notice of its election to do so no later than ten business days following notice of such Claim. After delivery of such notice, approval of such counsel by you and the retention of such counsel by the Company, the Company will not be liable to you under this Agreement for any fees of counsel subsequently incurred by you with respect to the same Claim; provided, that (i) you shall have the right to employ your own counsel in any such Claim at your own expense and (ii) if (A) you shall have reasonably concluded (after consultation with counsel) that there is a conflict of interest between the Company and you in the conduct of any such defense, or (B) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of your counsel shall be at the expense of the Company. The Company shall not settle any action, suit or proceeding without your consent unless such settlement would not in any manner impose any expense, penalty or limitation on you that is not indemnified hereunder or provide for the admission of wrongdoing on your part. You shall not settle any action, suit or proceeding in any manner that would impose any expense, penalty or limitation on the Company or provide for the admission of wrongdoing on the part of the Company without the Company’s prior written consent, which consent shall not be unreasonably withheld.
4. Expenses. The Company shall pay your reasonable legal fees incurred in connection with the preparation and negotiation of this Agreement and the Voting Agreement; provided, that such legal fees shall not exceed in the aggregate $30,000.

5. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 4 before 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:
if to you:
at the address set forth on the signature pages hereof; and
if to the Company:
Westwood One, Inc.
40 West 57th Street, 5th Floor
New York, New York 10019
Attention: General Counsel
Phone: (212) 641-2000
Fax: (212) 641-2198
or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 4.
6. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Voting Agreement.
This letter agreement may not be amended or waived except by an instrument in writing signed by each of the signatories to this letter agreement and may not be assigned by either party without prior written consent. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This letter agreement may be executed in counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
[signature page follows]

Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this letter agreement.

Very truly yours,

WESTWOOD ONE, INC.

	By:	/s/ David Hillman

Name: David Hillman
Title: CAO and GC

Accepted and agreed to as of the date first written above by:

/s/ Norman J. Pattiz
Norman J. Pattiz
[address]
[Signature Page to Indemnification Letter Agreement]

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